4



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                   FORM 8-K/A


                  AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 30, 1998


                                DAY RUNNER, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)

      0-19835                                            95-3624280
(Commission File Number)                    (I.R.S. Employer Identification No.)


                               15295 Alton Parkway
                                Irvine, CA 92618
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 714/680-3500

Item 2.  Acquisition or Disposition of Assets

     On October 30, 1998, Day Runner, Inc.(the "Registrant" or the "Company") announced that it had assumed control of Filofax Group plc ("Filofax") as a result of its previously announced cash tender offer for the outstanding shares of Filofax stock. The Registrant's offer was for (pound)2.10 per share (approximately $3.42). The Registrant owned or had received valid acceptances of its cash tender offer for approximately 87% of the outstanding shares of Filofax as of October 30, 1998. The Registrant had announced a cash tender offer for the Filofax shares on September 24, 1998 and had revised its offer on September 25, 1998 to reflect the agreement it had reached with the Board of Directors of Filofax on the terms of the cash tender offer. The Registrant acquired all the remaining outstanding shares of Filofax on December 26, 1998. This acquisition will be accounted for under the purchase method of accounting.

     The total purchase price of $90,422,000 was paid for in cash and Loan Notes. The Company borrowed this amount to pay for the Filofax stock under a Loan Agreement with a group of banks. Such Loan Agreement was filed as Exhibit
10.1 to the Company's 1998 Current Report on Form 8-K filed with the Commission on September 24, 1998. Currency conversions in this presentation in Item 2 have been made using an exchange rate of 1.6291 which was the exchange rate on January 12, 1999.

         Filofax is the leading producer of loose-leaf personal organizers for the retail market in the United Kingdom and the Filofax brand name is widely recognized in a number of other key markets around the world. In addition to its core personal organizer business, Filofax markets business forms and high-end pens. Filofax has wholly owned subsidiaries in France, Germany, Hong Kong, Scandinavia, the U.K. and the U.S. and sells primarily through retail distribution channels in each market.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired:

         Audited consolidated balance sheets of Filofax Group plc and subsidiaries at March 31, 1998 and 1997 and the related consolidated profit and loss accounts, cash flow statements, statements of total recognised gains and losses and reconciliation of movements in equity shareholders' funds for each of the three years in the period ended March 31, 1998.

(b)      Pro Forma Financial Information

         Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

         Unaudited Pro Forma Combined Balance Sheet as of September 30, 1998

         Unaudited Pro Forma Condensed Combined Statements of Income for the fiscal year ended June 30, 1998 and the quarter ended
         September 30, 1998

         Notes to Unaudited Pro Forma Combined Financial Statements

(c)      Exhibits

   Item No.                                                 Exhibits

      23                                        Consent of Independent Auditors

                                          SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       DAY RUNNER, INC.



                                                 By:   /s/ James E. Freeman, Jr.
                                                       -------------------------
                                                       James E. Freeman, Jr.
                                                       Chief Executive Officer

Dated: January 15, 1999

                                 INDEPENDENT AUDITORS' REPORT

THE SHAREHOLDERS AND BOARD OF DIRECTORS
FILOFAX GROUP PLC

We have audited the accompanying consolidated balance sheets of Filofax Group plc and subsidiaries at March 31, 1998 and 1997 and the related consolidated profit and loss accounts, cash flow statements, statements of total recognised gains and losses and reconciliation of movements in equity shareholders' funds for each of the three years in the period ended March 31, 1998. These consolidated financial statements are the responsibility of the management of Filofax Group plc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom which standards are substantially in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present a true and fair view, in all material respects, of the consolidated financial position of Filofax Group plc and subsidiaries at March 31, 1998 and 1997 and the consolidated results of operations and cash flows for each of the three years ended March 31, 1998, in conformity with generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations for each of the two years ended March 31, 1998, and 1997 and shareholders' equity funds at March 31, 1998 and 1997 to the extent summarised in note 26 to the consolidated financial statements.

Binder Hamlyn
Chartered Accountants
London
England
June 1 1998

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                                      Filofax Group plc
                             Consolidated Profit and Loss Account
                                For the Years Ended March 31,

                                                                1998                                   1997
                                              Continuing     Discontinued             Continuing    Discontinued
                                              Operations      Operation     Total     Operations     Operations         Total
                                    Notes        (pound)'000   (pound)'000  (pound)'000 (pound)'000   (pound)'000    (pound)'000
                                  -----------  ----------    -----------  ----------  -----------   ---------------  -----------
 Turnover                              1         37,669         4,531        42,200      37,916            5,686         43,602

 Cost of sales                                   17,184         3,659        20,843      17,162            2,927         19,033
                                                 ------         -----        ------      ------           ------         ------

 Gross profit                                    20,485           872        21,357      20,754            2,759         23,513

 Administrative expenses                         14,348         2,757        17,105      15,070            2,545         17,615
                                                 -------       ------        ------      ------            -----         ------
 Operating profit/(loss)                          6,137        (1,885)        4,252       5,684              214          5,898

 Loss on disposal of discontinued
   operation                           24             -        (5,127)       (5,127)          -                -              -
                                                 ------         ------        ------      -----           ------         -------
 Profit/(loss) on ordinary activities
   before interest                               6,137         (7,012)         (875)      5,684               214         5,898

 Net interest (payable)/receivable     4           (7)              -            (7)         43               (26)           17
                                       -         -----          -----          -----      ------          --------       -------

 Profit/(loss) on ordinary activities
   before taxation                     2        6,130          (7,012)         (882)      5,727               188         5,915

 Taxation charge/(credit)              5        1,837            (297)        1,540       1,774                 -         1,774
                                               ------          -------       ------      ------            -------       ------

 Profit/(loss) on ordinary activities
   after taxation                               4,293          (6,715)       (2,422)      3,953              188          4,141

 Dividends                             6                                      1,097                                       1,118
                                               ------          -------        -----       ------          -------         -----

 Retained (loss)/profit for the year  15                                     (3,519)                                      3,023
                                               ------          -------      -------       ------          -------         -----

 Earnings/(loss) per share             7         15.0p                         (8.4p)      13.1p                          13.7p
                                              =======          =======      =======       ======          =======         =====
Table (continued)


                                   Notes
                                 --------
Turnover                              1        42,711

Cost of sales                                  19,033
                                               ------

Gross profit                                   23,678

Administrative expenses                        16,933
                                               ------
Operating profit/(loss)                         6,745

Loss on disposal of discontinued
  operation                           24            -
                                               ------

Profit/(loss) on ordinary activities
  before interest                                   -

Net interest (payable)/receivable     4           (182)
                                               -------

Profit/(loss) on ordinary activities
  before taxation                     2          6,563


Taxation charge/(credit)              5          1,969
                                               -------

Profit/(loss) on ordinary activities             4,594
  after taxation

Dividends                             6          1,057
                                               -------


Retained (loss)/profit for the year  15          3,537
                                               -------

Earnings/(loss) per share             7          16.0p
                                               -------


The  discontinued  operation  comprises  the trade of Henry Ling & Son (London)
Limited which was sold on 31 March 1998. No Group overhead has been attributed to the discontinued operation for the purposes of the disclosure shown above.

                                      Filofax Group plc
                        Statement of Total Recognised Gains and Losses
                                For the Years Ended March 31,

                                                                           1998              1997             1996
                                                            Notes    (pound)'000       (pound)'000      (pound)'000
                                                            -----    -----------       -----------      -----------

 (Loss)/profit on ordinary activities after taxation         15           (2,422)           4,141             4,594
 Exchange differences                                                        (59)             161               200
                                                                         -------            -----            ------
 Total recognized gains and losses for the year              16           (2,481)           4,302             4,794
                                                                         =======            =====             =====








                                      Filofax Group plc
                                  Consolidated Balance Sheet
                                         At March 31,

                                                                            1998                       1997
                                                            Notes      (pound)'000               (pound)'000
                                                            -----       ------------             ------------

 Tangible fixed assets                                        8              2,215                     2,276
                                                                          --------                  --------

 Stock                                                       10              6,397                     7,395
 Debtors                                                     11              5,121                     5,421
 Cash at bank and in hand                                    21              5,942                     7,393
                                                                          --------                  --------
 Total current assets                                                       17,460                    20,209
 Creditors: amounts falling due within one year              12              9,189                     9,869
                                                                          --------                  --------
 Net current assets                                                          8,271
                                                                          --------
 10,340
 Net assets                                                                 10,486
 12,616

 Capital and reserves
 Called up share capital                                     14              1,407                    1,510
 Share premium account                                       15                474                      223
 Capital redemption reserve                                  15                115                        -
 Other reserves                                              15                809                    1,045
 Profit and loss account                                     15              7,681                    9,838
                                                                          --------                  -------
 Equity shareholders' funds                                  16             10,486                   12,616
                                                                          ========                 ========




Approved by the Board of Directors on 1 June 1998

C.S. Brace              M.D. Ball

                                     Filofax Group plc
                                    Company Balance Sheet
                                         At March 31,

                                                                              1998                     1997
                                                            Notes      (pound)'000               (pound)'000
                                                            -----          --------                 --------
 Fixed asset investments                                      9              12,702                   18,096
                                                                           --------                 --------

 Debtors                                                     11               8,964                    4,942
 Creditors: amounts falling due within one year              12               1,014                    1,021
 Net current assets                                                           7,950                    3,921
                                                                            -------                  -------
 Net assets                                                                  20,652                   22,017
                                                                            =======                  =======

 Capital and reserves
 Called up share capital                                     14               1,407                    1,510
 Share premium account                                       15                 474                      223
 Capital redemption reserve                                  15                 115                        -
 Other reserves                                              15               8,006                   13,019
 Profit and loss account                                     15              10,650                    7,265
                                                                          ---------                 --------
 Equity shareholders' funds                                                  20,652                   22,017
                                                                          =========                 ========

Approved by the Board of Directors on 1 June 1998

C.S. Brace              M.D. Ball





                                      Filofax Group plc
                               Consolidated Cash Flow Statement
                                For the Years Ended March 31,

                                                                              1998                   1997                1996

                                                              Note      (pound)'000            (pound)'000         (pound)'000
                                                              ----      -----------            -----------         -----------
 Net cash inflow/(outflow) from operating activities
     Continuing operations                                                    6,384                  7,577              5,560
     Discontinued operation                                                      22                   (565)              (334)
                                                                            -------                -------             ------
 Net cash inflow from operating activities                    20              6,406                  7,012              5,226
                                                                            -------                -------             ------

 Returns on investments and servicing of finance
     Interest received                                                          326                    459                433
     Interest paid                                                             (313)                  (456)              (572)
     Interest element of finance lease repayments                               (11)                   (22)               (23)
 ---                                                                        -------                -------             -------
 Net cash inflow/(outflow) from returns on
     investments and servicing of finance                                         2                    (19)              (162)
                                                                            -------                -------             -------
 Taxation
     Taxation paid                                                           (2,364)                (1,991)            (1,630)
                                                                            -------                -------             -------
 Capital expenditure
     Purchase of tangible fixed assets                                         (943)                  (445)              (738)
     Sale of tangible fixed assets                                               52                     70                 26
                                                                            --------               -------             ------
 Net cash outflow for capital expenditure                                      (891)                  (375)              (712)
 ----                                                                       --------               -------             -------

 Acquisition
     Purchase of unincorporated business                     23                (122)                     -                  -
     Payments for subsidiary undertakings acquired
       (net of cash)                                         25                   -                      -                648
                                                                            -------                -------             -------
 Net cash outflow from acquisition                                             (122)                     -               (648)
                                                                            -------                -------             ------
 Equity dividends paid                                                       (1,081)                (1,056)              (871)

 Net cash inflow before financing                                             1,950                  3,571              1,203
                                                                            -------                -------             ------

 Financing
     Issue of ordinary shares (net of issue costs)                               80                     41                153
     Purchase of own shares                                                  (3,287)                     -                  -
     Capital element of finance lease repayments             22                 (98)                  (131)               (91)
     Repayment of Loans                                      22                   -                   (248)              (707)
                                                                            -------                -------              ------
 Net cash outflow from financing                                            (3,305)                   (338)              (645)
                                                                            -------                -------              ------

 (Decrease)/increase in cash                                 22             (1,355)                  3,233                558
                                                             ==             ======                 =======              ======

                               ACCOUNTING POLICIES
                        FOR THE YEAR ENDED MARCH 31, 1998

Accounting convention The accounts have been prepared using the historical cost convention and comply with all applicable UK accounting standards.

Basis of consolidation The Group accounts consolidate the assets and liabilities and the results of the Company and its subsidiary undertakings. The results of businesses acquired during the year have been consolidated from the date of acquisition and the results of businesses disposed of during the year consolidated up to the date of disposal. Transactions and balances between Group undertakings have been eliminated; profit on sales to subsidiary undertakings is eliminated on consolidation until products are sold to customers outside the Group.

Turnover Turnover shown in the consolidated profit and loss account represents goods invoiced during the year to external customers excluding value added tax and other sales taxes.

Depreciation Depreciation is calculated by reference to the cost of fixed assets using a straight line basis at rates considered appropriate having regard to the expected useful lives of the assets, other than freehold land which is not depreciated. The annual rates of depreciation in use are:

              Freehold buildings                          2.5 per cent.
              Short leasehold buildings            Over period of lease
              Plant and machinery                          15 per cent.
              Fixtures and equipment     15 per cent. - 33.33 per cent.
              Motor vehicles                               25 per cent.

Stocks Stocks are valued at the lower of cost and net realisable value.

Deferred taxation Provision is made for taxation which is deferred as a result of timing differences arising principally between depreciation and capital allowances, to the extent that the liabilities are likely to crystallise, at the tax rate applicable at the time of reversal.

Leasing commitments Rentals paid under operating leases are charged to the profit and loss account on a straight line basis over the term of the lease.

Assets acquired under finance leases and hire purchase contracts are capitalised and depreciated over their useful lives. The interest element of the lease obligation is charged to the profit and loss account over the period of the lease.

Pensions For defined benefit schemes, the cost of providing pension benefits is charged to the consolidated profit and loss account on a systematic basis over the period during which benefit is derived from employees' services. In the case of defined contribution schemes, employer's contributions are written off to the consolidated profit and loss account as incurred.

Goodwill Goodwill acquired is written off directly to reserves in the year of acquisition.

Foreign currency translation Monetary assets and liabilities denominated in foreign currencies are translated into Sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into Sterling at rates ruling at the date of the transaction.

Exchange differences arising in the accounts of individual companies are taken to the profit and loss account.

The accounts of subsidiary undertakings are translated into Sterling on consolidation on the following basis:

(i) Profit and loss account items at the average rate of exchange during the period or, where forward contracts have been taken out to hedge the results of overseas subsidiary undertakings, at contracted rates.

(ii) Assets and liabilities at the rate ruling at the balance sheet date.

Exchange differences arising on the translation of the opening net investment and the results for the year are recorded as movements on reserves.

References to constant exchange rate growth within the annual report and accounts represent growth within the annual report and accounts over the previous financial year excluding the effects of changes in Sterling exchange rates. Constant exchange rate numbers are calculated by retranslating the current year results of overseas subsidiary undertakings and significant foreign currency denominated earnings streams of UK subsidiary undertakings into Sterling assuming that the average exchange rates used for translation remained unchanged from those used in the previous year.

                                    NOTES TO THE ACCOUNTS
                               FOR THE YEAR ENDED 31 MARCH 1998

1.       Segmental analysis

The Group operates in a single  business  segment.  All of the Group's  turnover relates to the sale of consumer products. An analysis of turnover by location of customer  is shown  below  together  with  growth in  Sterling  and at  constant exchange rates.
                                                                                                      Constant Exchange Rate
                                                1998             1997                                   1998
                                          (pound)'000      (pound)'000             %Inc/(Dec)     (pound)'000         %Inc/(Dec)
                                           -----------     ------------             ----------    ------------         ----------
 United Kingdom                                16,706            16,691                0.1             16,706             0.1
 Nordic subsidiaries                            5,050             5,124               (1.4)             5,751            12.2
 France                                         2,807             3,208              (12.5)             3,495             8.9
 Germany                                        2,726             3,069              (11.2)             3,573            16.4
 USA                                            5,186             5,070                2.3              5,355             5.6
 Overseas third party distributors              5,194             4,754                9.3              5,216             9.7
                                             --------          --------             ------           --------           -----
 Turnover from continuing operations           37,669            37,916               (0.7)            40,096             5.7
 Discontinued operation - Lings                 4,531             5,686              (20.3)             4,531           (20.3)
                                             --------          --------             ------           --------           -----
 Group turnover                                42,200            43,602               (3.2)            44,627             2.4
                                              =======           =======             ======           ========           =====

Turnover of the  discontinued  operation by location of customer was as follows:
United Kingdom (pound)4,429,000 (1996/97; (pound)5,548,000), Overseas third party distributors (pound)102,000 (1996/97; (pound)138,000).

An analysis of turnover by location of subsidiary undertaking is as follows:


                                                         1998             1997              1996
                                                   (pound)'000      (pound)'000       (pound)'000
                                                   -----------      -----------       -----------
 United Kingdom (excluding Lings)                       26,001            26,027           23,900
 Nordic subsidiaries                                     5,054             5,189            6,393
 France                                                  2,867             3,260            3,126
 Germany                                                 2,726             3,069            2,385
 USA                                                     5,204             5,070            5,667
 Hong Kong                                               4,131             3,650            4,758
                                                      --------          --------         --------
                                                      45,983            46,265             46,229

 Less: Intra-Group sales                                (8,314)           (8,349)          (8,995)
                                                      ---------         ---------        ---------
 External turnover from continuing operations           37,669            37,916           37,234
 Discontinued operation - Lings                          4,536             5,701            5,510
 Less: Intra-Group sales                                    (5)              (15)             (33)
                                                      ---------         ---------        ---------

 Group external turnover                                42,200            43,602           42,711
                                                      ========          ========         ========







     By geographical segment of origin, all of the turnover relating to the discontinued operation arose within the United Kingdom. Intra-Group sales by segment of origin for continuing operations comprise United Kingdom (pound)4,324,000 (1997: (pound)4,784,000; 1996: (pound)4,237,000), USA
(pound)18,000 (1997: (pound)Nil; 1996: (pound)12,000), Nordic subsidiaries (pound)4,000 (1997: (pound)66,000; 1996: (pound)95,000) and Hong Kong
(pound)3,968,000 (1997: (pound)3,499,000; 1996: (pound)4,651,000).

Disclosure of segmental analysis of profit before taxation and net assets was not publicly disclosed as the directors deemed that such disclosure would be seriously prejudicial to the interests of the Group.

2.       (Loss)/profit on ordinary activities before taxation

(Loss)/profit is stated after charging the following:


                                                                  1998          1997         1996
                                                           (pound)'000   (pound)'000  (pound)'000
                                                           ------------   -----------  -----------
Rentals under operating leases
   Land and buildings                                               700           644          689
   Other assets                                                     479           485          445
Foreign exchange losses on borrowings and deposits                   16            33          107
Auditors' remuneration for audit services                            78            89           85
Auditors' remuneration for non-audit services*                       64            52           41
Depreciation
   Owned Assets                                                     657           746          598
   Assets held under finance leases                                  56           104           60

*Included in the costs of  acquisitions  are fees to the auditors for  non-audit  services of
(pound)2,000 (1997: (pound)Nil; 1996: (pound)30,000)

 3.      Employment costs

                                                              1998          1997         1996
                                                           (pound)'000   (pound)'000  (pound)'000
                                                           ------------   -----------  -----------
Ren
      Wages and salaries                                        7,918         8,335        7,020
       Social security costs                                    1,183         1,191        1,020
       Other pension costs                                        187           211          159
                                                               ------        ------       ------
                                                                9,288         9,737        8,199
                                                                =====         =====        =====


                                                                 1998          1997         1996
                                                                Number        Number       Number
                                                                ------        ------       ------

    The average number of employees during the year was:
    Production and warehousing                                    191           194          132
    Office, sales and management                                  285           284          244
                                                                  ---           ---          ---
                                                                  476           478          376
                                                                  ===           ===          ===




Directors' Remuneration for the year ended 31 March 1998
Aggregate emoluments by individual director were as follows:

                                                          Performance        Aggregate      Aggregate     Aggregate     Pension
                                 Base       Benefits        related         emoluments     emoluments    emoluments  contributions
                    Fees        Salary       in kind       payments           1997/98        1996/97       1995/96      1997/98
Director      (pound)'000  (pound)'000  (pound)'000    (pound)/000       (pound)'000    (pound)'000   (pound)'000     (pound)'000
--------      ------------ ------------ ------------   ------------      ------------   ------------  ------------ ---------------
  Executive:
  R.A. Field            -         138            9              -               147            137           150           34

  C.S. Brace            -          88            7              -                95             92           100           22

  Non-Executive:
  R.D. Collischon      10           -            1              -                11             11            10            -
  (Chairman)

  M.R.J. Tyndall        7           -            -              -                 7              7             7            -

Remuneration of Directors
who left in 1996/97     -           -            -              -                 -             73           104            -
                      ---         ---          ---            ---               ---            ---          ----          ---
1997/98                17         226           17              -               260            320           371           56
                      ===         ===          ===            ===               ====           ====         ====          ===
1996/97                24         272           24              -               320
                      ===         ===          ===             ==               ====
1995/96                24         274           26             47               371
                      ===        ====          ===            ===               ====

Total remuneration was as follows:                                            1998            1997          1996
                                                                        (pound)'000     (pound)'000   (pound)'000
                                                                        -----------     -----------   -----------

Aggregate emoluments (as shown above):                                          260             320           371

Pension contributions                                                           56               -            29

Gains made on exercise of share options                                         87               -             -

Compensation for loss of office                                                  -              45             -
                                                                                 -             ---            --

                                                                               403             365           400
                                                                              ====            ====          ====

The   comparative   figures  for  aggregate   emoluments   shown  above  exclude
contributions  to defined benefit pension schemes in accordance with the Company
Acocunts (Disclosure of Directors' Emoluments) Regulations 1997 SI 1997/570. The
two executive directors listed above each had retirement benefits accruing under a defined benefit scheme in the year ended 31 March 1997 but, from 1 April 1997, their pension arrangements were transferred to the defined contributuion section of the pension scheme.

4.       Net interest (payable)/receivable
                                                              1998          1997         1996
                                                           (pound)'000   (pound)'000  (pound)'000
                                                           ------------   -----------  -----------
Bank loans and overdrafts                                       (312)         (426)        (595)
Finance lease interest                                           (11)          (22)         (23)
                                                                -----        ------      -------

                                                                (323)         (448)        (618)
Interest receivable                                              316           465          436
                                                                -----         -----       ------
                                                                  (7)            17        (182)
                                                               ======         =====        =====





5.       Taxation
                                                                 1998          1997         1996
                                                          (pound)'000   (pound)'000  (pound)'000
                                                          -----------   -----------  -----------
UK corporation tax                                            1,082         1,468        1,810
Overseas taxation                                               434           306          337
Net taxation adjustments of prior years                          24             0        (178)
                                                              -----         -----        -----
                                                              1,540         1,774        1,969
                                                              =====         =====        =====




UK corporation tax for the year ended 31 March 1998 is stated net of a (pound)297,000 tax credit arising in respect of the operating loss and subsequent loss on disposal of the business and net trading assets of Henry Ling & Son (London) Limited.


6.       Dividends

                                                                         1998        1997         1996
                                                                     (pound)'000)   (pound)'000) (pound)'000)
                                                                     ------------     ----------   -----------
Interim dividend 1.65p (1997: 1.50p; 1996: 1.35p) per share net            463           453          407
Final dividend 2.42p (1997: 2.20p; 1996: 2.0p) per share net               681           665          603
(Over)/under provision of prior year dividend                              (47)            -           47
                                                                         ------      --------       ------
                                                                          1,097         1,118        1,057
                                                                          =====         =====        =====




The final dividend for the 1996/97 financial year was provided for on the basis of the number of shares in issue at 31 March 1997. The company subsequently purchased and cancelled 2,300,000 of its ordinary shares and issued 146,137 shares under share option schemes, the combined effect being to reduce the actual final dividend payment by (pound)47,000.

7.       Earnings per share

The calculation of basic earnings per share is based on the loss after taxation of (pound)2,422,000 (1997: Profit (pound)4,141,000; 1996: Profit
(pound)4,594,000) divided by the weighted average number of shares in issue during the period of 28,686,688 (1997: 30,175,171; 1996: 28,695,485). Fully
diluted earnings per share is not materially different to basic earnings per share in each year.

An alternative measure of earnings per share based only on continuing operations for 1997 and 1998 was also presented in Filofax's financial statements. Filofax directors believe this is a more appropriate measure of the underlying performance of the Group. This has been calculated as follows:


                                                                                    1998         1997
                                                                                 (pound)'000   (pound)'000
                                                                                ------------   -----------
(Loss)/profit on ordinary activities after taxation                             (2,422)        4,141
Add: Loss on disposal of the discontinued operation                              5,127             -
Add: Operating loss/(profit) attributable to the discontinued operation          1,885          (188)
Less: Taxation credit attributable to the discontinued operation                  (297)            -
                                                                                 ------       ------
Profit on ordinary activities after taxation from continuing operations          4,293        3,953
                                                                                 ======       ======
Earnings per share (pence) from continuing operations                             15.0p        13.1p
                                                                                 ======       ======


 8.      Tangible fixed assets


                             Freehold            Short           Fixtures
                             Land and          Leasehold            and            Motor         Plant and
                             Buildings         Property          Equipment       Vehicles        Machinery         Total
                         (pound)'000       (pound)'000       (pound)'000       (pound)'000      (pound)'000     (pound)'000
                         ------------      ------------      ------------      ------------     ------------   -------------
 Cost
 At 1 April 1997                 936              341             2,892              366               934           5,469
 Exchange adjustments              -                -               (55)              (5)                -             (60)
 Additions                         -                5               415               36               379             835
 Disposals                         -              (81)             (790)            (133)                -          (1,004)
                                ----             ----             -----            -----             -----           -----
 At 31 March 1998                936              265             2,462              264             1,313           5,240
                                ----             ----             -----            -----             -----           -----
 Depreciation
 At 1 April 1997                 157              158             2,007              234               637           3,193
 Exchange adjustments              -                -               (30)              (3)                -             (33)
 Charge for the year              15               54               432               72               140             713
 Disposals                         -              (66)             (683)             (99)                -            (848)
                               -----             -----           ------            ------            ------          ------
 At 31 March 1998                172              146             1,726              204               777           3,025
                               -----             -----           ------            ------            ------          ------
 Net book value
 At 31 March 1998                764              119               736               60               536           2,215
                               -----             ----            ------             ----            ------          ------
 At 1 April 1997                 779              183               885              132               297           2,276
                               -----             ----            ------             ----            ------          ------


The net book value above includes (pound)26,700 (1997: (pound)245,900) in respect of assets held under finance leases and hire purchase contracts.


9.       Investments in subsidiary undertakings

                                               Shares                     Loans                    Total
                                          (pound)'000               (pound)'000              (pound)'000
                                          ------------              ------------             ------------
 Cost
 At 1 April 1997 and 31 March 1998             15,846                      2,250                    18,096
                                             ========                    =======                    ======

 Provisions
 At 1 April 1997                                    -                          -                         -
 Charged for the year                           5,394                          -                     5,394
                                             --------                    -------                  --------
 At 31 March 1998                               5,394                          -                     5,394
                                             ========                    =======                     =====

 Net book value
 At 31 March 1998                              10,452                      2,250                    12,702
                                             --------                    -------                    -------
 At 1 April 1997                               15,846                      2,250                    18,096
                                             ========                    =======                    ======

The provision reflects a permanent diminution in value of the investment in Elijo Limited, the immediate parent undertaking of Henry Ling & Son (London) Limited, the business and net trading assets of which were sold on 31 March 1998.

The following are the principal subsidiary  undertakings of the Company as at 31
March 1998, all of which were wholly owned and have been included in the financial statements.


Name                                              Principal Activity                                                    Country of
----                                              ------------------                                                    ----------
                                                                                                                     Incorporation
Filofax A/S*                                      Supplier of stationery products                                          Denmark
Filofax AB*                                       Supplier of stationery products                                           Sweden
Filofax GmbH*                                     Supplier of stationery products                                          Germany
Filofax Hong Kong Limited*                        Supplier of stationery products                                        Hong Kong
Filofax Inc                                       Supplier of stationery products                                              USA
Filofax Limited                                   Supplier of stationery products                                          England
Filofax SARL*                                     Supplier of stationery products                                           France
Drakes Office Systems Limited                     Supplier of stationery products                                          England
Henry Ling & Son (London) Limited**               Publisher of greeting cards                                              England
Lefax Publishing Limited*                         Supplier of stationery products                                          England
Yard-O-Led Pencil Company Limited                 Manufacturer of writing instruments                                      England
Topps of England Limited                          Manufacturer and supplier of stationery products                         England
Baybond Limited*                                  Manuufacturer and supplier of stationery products                         England

*        Investment held by a subsidiary undertaking
**       Renamed Elijo (London) Limited on 9 April 1998

10.      Stock
                                                   March 1998        March 1997
                                                  (pound)'000       (pound)'000
                                                   ----------       -----------

         Raw Materials                                 712              362
         Work in Progress                              567              651
         Finished goods and goods for resale         5,118            6,382
                                                     -----            -----
                                                     6,397            7,395
                                                     =====            =====


11.      Debtors
                                                                        March 1998                       March 1997
                                                                 Group            Company          Group          Company
                                                           (pound)'000       (pound)'000     (pound)'000     (pound)'000
                                                           ------------      ------------    ------------    ------------
         Trade debtors                                            3,971                -            4,719              -
         Amounts due from subsidiary undertakings                     -            8,794                -          4,776
         Other debtors                                              179                -              138              -
         Prepayments and accrued income                             301                -              398              -
         Advance corporation tax recoverable                        170              170              166            166
         Amount due in respect of disposal of
            discontinued operation                                  500                -                -              -
                                                                 ------            -----          -------          -----
                                                                  5,121            8,964            5,421          4,942
                                                                  =====            =====          =======          =====


12.      Creditors: amounts falling due within one year
                                                                        March 1998                       March 1997
                                                                 Group            Company          Group          Company
                                                           (pound)'000       (pound)'000     (pound)'000     (pound)'000
                                                           -----------       -----------     -----------     -----------


         Trade creditors                                          3,685                -            3,622              -
         Amounts due to subsidiary undertakings                       -               41                -             71
         Corporation tax payable                                  1,515                -            2,386              -
         Advance corporation tax payable                            286              286              279            279
         Other taxes and social security                            646                -              691              -
         Other creditors                                            136                -              102              -
         Accruals                                                 2,185                6            1,971              6
         Finance lease obligations                                   55                -              153              -
         Proposed dividend                                          681              681              665            665
                                                                 ------            -----           ------          -----
                                                                  9,189            1,014            9,869          1,021
                                                                  =====            =====            =====          =====






13.      Obligations Under Finance Lease Agreements

                                                                                      March          March
                                                                                      1998            1997
                                                                                (pound)'000      (pound)'000
                                                                                -----------      -----------

         Falling due within one year                                                    59             168
         Less: finance charges relating to future periods                               (4)            (15)
                                                                                       ---           -----
         Total obligation included within creditors falling
            due within one year                                                         55             153
                                                                                       ===           =====

14.      Share capital

                                                                       Authorised         Issued and Fully Paid Up
                                                             --------------------------------------------------------------
                                                              Number            (pound)'000      Number         (pound)'000
                                                              ------            -----------      ------         -----------
         Ordinary shares of 5p
         At 1 April 1997                                     50,000,000            2,500        30,201,389           1,510
         Nominal value of shares issued under
            share option schemes                                      -                -           235,325              12
         Purchase of own shares                                       -                -        (2,300,000)           (115)
                                                             ----------            -----        ----------           -----
         At 31 March 1998                                    50,000,000            2,500        28,136,714           1,407
                                                             ==========            =====        ==========           =====



SHARE OPTIONS
There were outstanding at 31 March 1998 options granted to directors and employees within the Group to subscribe for 140,006 ordinary shares under the Employee Sharesave Scheme at prices ranging from 90.4p to 205.6p. The weighted average exercise price is 173.9p. These options are normally capable of being exercised over varying periods up to July 2001.

There were outstanding at 31 March 1998 options granted to directors and employees within the Group to subscribe for 1,232,925 ordinary shares under the approved and unapproved Executive Share Option Scheme at prices ranging from 30p to 234p. The weighted average exercise price is 139.2p These options are normally capable of being exercised over varying periods up to August 2007.

PURCHASE OF OWN SHARES
At the 1997 Annual General Meeting, shareholders gave the Company authority to purchase a maximum of 4,500,000 ordinary shares of 5p representing approximately
14.9 per cent. of the Company's issued share capital at that time. Prior to the 1997 Annual General Meeting, the Company had authority to purchase 1,506,174 ordinary shares under a resolution passed at the 1996 Annual General Meeting.

During the year, the Company purchased and cancelled 1,050,000 ordinary shares under the 1996 authority and, subsequent to the 1997 Annual General Meeting, purchased and cancelled a further 1,250,000 ordinary shares under the 1997 authority. The consideration for the total of 2,300,000 ordinary shares purchased during the year was (pound)3,250,000 (representing an average price of 141.3p per ordinary share) plus (pound)37,000 of associated costs, and has been charged against the Profit and Loss Account Reserve. Advance Corporation Tax of (pound)452,750 was paid during the year in relation to these transactions.

A resolution seeking renewal of the authority to purchase a further 14.9% of the Company's issued share capital will be put to the forthcoming Annual General Meeting.

15.      Reserves
                                                 Share            Capital                         Profit and
                                                Premium         Redemption         Other             Loss             Total
                                                Account           Reserve        Reserves           Account         Reserves
(a) Group                                  (pound)'000       (pound)'000     (pound)'000       (pound)'000      (pound)'000
                                           -----------       -----------     -----------       -----------      -----------

 At 1 April 1997                                  223                -             1,045            9,838            11,106
 Retained loss for the year                         -                -                 -           (3,519)           (3,519)
 Goodwill realised on disposal                      -                -             4,777                -             4,777
 Transfer between reserves                          -                -            (5,013)           5,013                 -
 Exchange differences                               -                -                 -              (59)              (59)
 Premium on shares issued during the year
    under share option schemes                    251                -                 -                -               251
 Transfer in respect of QUEST                       -                -                 -             (183)             (183)
 Purchase of own shares                             -              115                 -           (3,287)           (3,172)
 Goodwill written off on acquisition                -                -                 -             (122)             (122)
                                                -----            -----            ------          -------            ------
 At 31 March 1998                                 474              115               809            7,681             9,079
                                                =====            =====            ======          =======            ======


The transfer of (pound)5,013,000 from Other Reserves to the Profit and Loss Account Reserve relates to the premium on shares issued in connection with the acquisition of Elijo Limited, the immediate parent undertaking of Henry Ling & Son (London) Limited, in 1994. As this business was disposed of on 31 March 1998, and the goodwill originally pertaining to the acquisition has become a realised loss, the premium against which the goodwill was written off on acquisition has also been transferred to the Profit and Loss Account Reserve.

During the year ended 31 March 1998, the Company received (pound)234,000 from the issue of shares in respect of the exercise of options under the Employee Sharesave Scheme administered by the Qualifying Employee share Ownership Trust (QUEST). Employees paid (pound)51,000 to the Group for the issue of these shares and the balance of (pound)183,000 comprised contributions to the QUEST from subsidiary undertakings and is shown as a transfer from the Profit and Loss Account Reserve.


The cumulative amount of goodwill resulting from the acquisitions  (adjusted for
disposals)   written   off  to   reserves   at  31  March   1998   amounted   to
(pound)14,678,000 (1997 (pound)19,333,000).


                                                 Share            Capital                         Profit and
                                                Premium         Redemption         Other             Loss             Total
                                                Account           Reserve        Reserves           Account         Reserves
(b)  Company                               (pound)'000       (pound)'000     (pound)'000       (pound)'000      (pound)'000
                                           -----------       -----------     -----------       -----------      -----------

 At 1 April 1997                                  223                -            13,019            7,265            20,507
 Retained profit for the year                       -                -                 -            1,659             1,659
 Transfer between reserves                          -                -            (5,013)           5,013                 -
 Premium on shares issued during the year
  under share option schemes                      251                -                 -                -               251
 Purchase of own shares                             -              115                 -           (3,287)           (3,172)
 ------                                         ------           -----            ------           ------            -------
 At 31 March 1998                                 474              115             8,006           10,650            19,245
 ======                                         ======           =====            ======           ======            ======

 As permitted by section 230 of the Companies Act 1985, the Company has not presented its profit and loss account. The profit for the year dealt with in the accounts of the Company amounts to (pound)2,756,000 (1996/97:
 (pound)4,519,000).

16.      Reconciliation of movements in equity shareholders' funds

                                                 1998                   1997
                                            (pound)'000             (pound)'000
                                             ----------             -----------
 At 1 April 1997                                12,616                  9,391
 Total recognised losses for the year           (2,481)                 4,302
 Equity dividends                               (1,097)                (1,118)
 Goodwill realised on disposal                   4,777                      -
 Goodwill written off on acquisition              (122)                     -
 Purchase of own shares                         (3,287)                     -
 Issue of shares                                    80                     41
                                               --------               -------
 At 31 March 1998                               10,486                 12,616
                                               ========               =======




17.      Pension commitments

The Group operates a variety of pension arrangements for the benefit of employees in their retirement. The pension charge for the year may be analysed by type of pension scheme as follows:

                                                1998                  1997
                                             (pound)'000         (pound)'000
                                             -----------         -----------
 Defined benefit scheme                              -                67
 Defined contribution schemes                      187               144
                                                 -----              ----
                                                   187               211
                                                 =====              ====


The principal scheme is the Filofax Staff Pension Plan which provides benefits under both defined benefit and defined contribution arrangements. As from 1 April 1997, the defined benefit section of the scheme, which provides benefits based on final pensionable earnings, was closed to new entrants. The benefits of deferred members and pensioners were either transferred to alternative schemes or bought out through insurance policies, and active members had transfer values paid to the money purchase section of the scheme.

The assets of the Filofax Staff Pension Plan are held separately from those of the Company and its subsidiary undertakings and are invested in externally managed funds. Under the terms of the trust deed, the scheme is administered by the trustees who delegate certain routine tasks to external administrators.

In the year to 31 March 1997, the Group contributed to the defined benefit section of the scheme at the rate of 10.3 per cent. of pensionable salaries, inclusive of death in service benefit premiums, and employees contributed to the scheme at a rate of 5 per cent. of pensionable salaries. No contributions were made by the Company in respect of the defined benefit section of the Filofax Staff Pension Plan in the year to 31 March 1998 and there was no charge in the profit and loss account as no benefits accrued to members.

18.      Operating lease commitments

The Group has annual commitments in respect of operating leases as follows:

                                                         March 1998                         March 1997
                                                         ----------                         ----------
 Expiring:                                     Land and            Other          Land and              Other
                                               Buildings          Assets          Buildings            Assets
                                           (pound)'000       (pound)'000      (pound)'000         (pound)'000
                                           ------------      -----------      ------------        -----------
 Within one year                                  100               104              118                 108
 Within two to five years                         113               152              149                 325
 Over five years                                  372                 -              449                   -
                                                -----            ------            -----               -----
                                                  585               256              716                 433
                                                =====            ======            =====               =====


19.      Other commitments

Guarantees

The Group has guaranteed rentals payable by Filofax Inc. amounting to(pound)33,000 (1997(pound)-33,000) per annum until 30 September 1999.

Contingent liabilities

With the exception of the guarantees referred to above, and other guarantees given in the ordinary course of business, the Group had no material unprovided contingent liabilities at 31 March 1998.

20.      Reconciliation  of  operating   profit/(loss)  to  net  cash
         inflow/(outflow)from operating activities

                                                             1998                                         1997
                                       Continuing        Discontinued                   Continuing    Discontinued
                                       Operations          Operation       Total        Operations      Operation       Total
                                    (pound)'000        (pound)'000   (pound)'000     (pound)'000    (pound)'000   (pound)'000
                                    -----------        -----------   -----------     -----------    -----------   -----------
 Operating profit/(loss)                  6,137            (1,885)         4,252          5,684            214          5,898
 Depreciation                               639                74            713            775             75            850
 (Increase)/decrease in stocks           (1,333)            1,832            499            298           (373)           (75)
 (Increase)/decrease in debtors            (441)              326           (115)           190           (266)           (76)
 Increase/(decrease) in creditors         1,382              (325)         1,057            630           (215)           415
                                          -----              ----          -----            ---           ----            ---
 Net cash inflow/(outflow) from
    operating activities                  6,384                22          6,406          7,577           (565)         7,012
                                          =====              ====          =====          =====           ====          =====



21.      Analysis of net funds

                                       1 April            Cash         Exchange        31 March
                                        1997              Flows        Movements          1998
                                  (pound)'000       (pound)'000      (pound)'000       (pound)'000
                                  -----------       -----------      -----------       -----------
 Cash at bank and in hand              7,393            (1,355)              (96)           5,942
 Less: finance leases                  (153)                98                 -              (55)
                                       ----               ----             -----            -----
 Net funds                            7,240             (1,257)              (96)           5,887
                                      =====              =====             =====            =====


 22. Reconciliation of net cash flow to movement in net funds
                                                                            1998             1997          1996
                                                                     (pound)'000       (pound)'000   (pound)'000
                                                                      ----------       -----------   -----------
 (Decrease)/Increase in cash as shown in cash flow statement               (1,355)           3,233            558
 Adjusted for:
     Finance lease repayments                                                 98              131             91
     Term loan repaid                                                          -              248            707
                                                                         -------          -------           ----
     Change in net funds resulting from cash flow                         (1,257)           3,612          1,356
     Exchange movements                                                      (96)            (176)           100
     Finance lease acquired with subsidiary undertaking                       -                -           (363)
     New finance leases                                                        -                -            (12)
     Loans acquired with subsidiary undertaking                                -                -           (530)
                                                                         -------          -------          -----
     Movement in net funds in the year                                    (1,353)           3,436            551
     Opening net funds                                                     7,240            3,804          3,253
                                                                         -------          -------          -----
     Closing net funds                                                     5,887            7,240          3,804
                                                                         =======          =======          =====


23.      Purchase of unincorporated business

On 24 June 1997, the Group acquired the goodwill, intellectual property and customer lists of `A' Time, an unincorporated business, for a cash consideration of (pound)119,000 plus expenses of (pound)3,000.

                                                 (pound)'000
                                                  ---------
 Net assets acquired:
 Goodwill                                         122


 Satisfied by:
 Cash                                             122



24.      Disposal of discontinued operation

On 31 March 1998, the Group disposed of the business and net trading assets of Henry Ling & Son (London) Limited for an initial consideration of (pound)0.5 million. The results attributable to this business have been treated as a discontinued operation in the year to 31 March 1998 and prior year figures have been restated accordingly.

The loss on disposal of (pound)5,127,000 includes reinstatement of (pound)4,777,000 of goodwill originally written off to reserves on acquisition; the balance of (pound)350,000 represents creditors and accruals arising in respect of the disposal. The write down of net trading assets to the value shown in the acquirer's proposed completion balance sheet has been included within the operating loss for the year to 31 March 1998 for the discontinued operation. As the business was sold on 31 March 1998, and the acquirer prepared the accounts as at that date, it was not practical to distinguish between the underlying trading results and the write downs of assets to the values shown in the completion balance sheet.

The consideration of (pound)0.5m was received in cash on 1 April 1998. No cash was included within the net assets disposed of.

The cash flows attributable to the discontinued operation were as follows:

                                                                        1997               1997              1996
                                                                  (pound)'000        (pound)'000       (pound)'000
                                                                   ----------        -----------       -----------

 Net cash inflow/(outflow) from operating activities                       22               (565)              (334)
 Net cash outflow from returns on investments and
   servicing of finance                                                     -                (26)                (6)
 Taxation paid                                                             (3)              (111)              (148)
 Net cash outflow from investing activities                               (29)               (42)               (63)
                                                                         ----               ----               ----
 Decrease in cash                                                         (10)              (744)              (551)
                                                                         ====               ====               ====


 25.       Acquisition

On 28 July 1995 the Group acquired the whole of the issued share capital of Topps of England Limited ("Topps") for an aggregate consideration of (pound)6,600,000. This acquisition was funded by the issue of 2,942,623 ordinary shares.

The following table provides an analysis of the assets and liabilities acquired and the related acquisition adjustment in respect of this acquisition:

                                                                                     Fair
                                                                   Book              Value            Fair
                                                                   Value          Adjustments         Value
                                                             (pound)'000       (pound)'000      (pound)'000
                                                             -----------       -----------       ----------
 Fixed assets                                                     1,432              (36)            1,396
 Stock                                                            1,711             (155)            1,556
 Cash                                                              (559)               -              (559)
 Debtors and prepayments                                          1,216                -             1,216
 Creditors and accruals                                          (1,774)             (24)           (1,798)
 Loans                                                             (530)               -              (530)
                                                                -------            -----           -------
                                                                  1,496             (215)            1,281
                                                                -------            -----           -------
 Acquisition expenses                                                                                  (89)
                                                                                                   -------
 Goodwill written off                                                                                5,408
                                                                                                   -------
 Consideration discharged by issue of ordinary shares                                                6,600
                                                                                                   -------



The fair value adjustments relate primarily to the restatement of acquired assets and liabilities to their realisable value at the time of the acquisition. These restatements have been made in accordance with Group accounting policies.

The net cash outflow in respect of the acquisition of Topps was (pound)648,000 (including (pound)559,000 of cash and cash equivalents acquired). The acquisition of Topps contributed (pound)1,727,000 to the Group's net operating cashflows, payments of (pound)238,000 in respect of taxation, utilised (pound)141,000 in respect of investing activities and payments of (pound)361,000 in respect of financing activities.

The following disclosures in respect of the pre-acquisition performance of Topps have been given in accordance with the requirements of Financial Reporting Standard No. 6, "Acquisitions and Mergers". In all cases the figures disclosed have been determined in accordance with the pre-acquisition accounting policies of Topps. In the year to 31 March 1995, the consolidated profit after taxation of Topps and its subsidiary undertakings was (pound)498,813. In the period immediately following Topps' previous financial year and preceding the date of acquisition by the Company, from 1 April 1995 to 28 July 1995, consolidated turnover was (pound)1,883,700. The operating loss during that period was (pound)101,000, the loss before taxation was (pound)153,000, and, after the estimated taxation credit, the loss was (pound)99,000. There were no minority interests or other recognised gains and losses other than the profit or loss in either period.

26. Summary of Differences Between UK and US Generally Accepted Accounting Principles

The consolidated financial statements have been prepared in accordance with UK Generally Accepted Accounting Principles ("UK GAAP"), which differs in certain significant respects from US Generally Accepted Accounting Principles ("US GAAP"). A description of the significant differences between accounting principles that are applicable to the Company is given below:

(A)      Goodwill

In each of the fiscal years ended 31 March 1998 and 31 March 1997, UK GAAP required purchased goodwill arising on consolidation to be set against equity shareholders' funds. Under US GAAP, goodwill arising on consolidation is capitalised and amortised over its expected useful life and charged against income. For the purpose of quantifying the difference between UK GAAP and US GAAP, the expected useful life of goodwill has been assumed at 20 years.

(B)      Loss on Disposal of Discontinued Operation

Under both UK GAAP and US GAAP, the loss on disposal of a discontinued operation includes acquired goodwill relating to the discontinued operation to the extent that goodwill has not been charged to the profit and loss account. Under UK GAAP goodwill arising has been set against shareholders' funds whereas under US GAAP goodwill arising has been amortised over its expected useful life and charged to income. As a consequence the goodwill included as part of the loss on disposal under US GAAP is lower than under UK GAAP, the difference representing the amount of goodwill previously charged against income.

(C)      Stock Options

Stock options have been granted under Filofax save-as-you-earn plans at a 20% discount to the market price at the date of grant. Under UK GAAP, the share issues are recorded at their discounted price when the options are exercised. Under US GAAP, the discount is regarded as employee compensation and is accrued over the vesting period of the grants.

Stock options granted under the Filofax unapproved stock option plan are exercisable in tranches only to the extent that certain performance criteria have been met. Under UK GAAP, the share issues are recorded when the options are exercised. Under US GAAP, the estimated cost of a stock performance plan is regarded as employee compensation and is accrued over the vesting period of the grants taking into account the likelihood of achievement of the performance criteria.

(D)      Ordinary Dividends

Under UK GAAP, dividends are provided for in the year in respect of which they are declared or proposed. Under US GAAP, dividends and the related advance corporation tax are given effect only in the period in which dividends are formally declared.

(E)      Cash Flow Statements

The cash flow statements have been prepared in conformity with UK Financial Reporting Standard 1 (Revised) Cash Flow Statements. The principal differences between this statement and cash flow statements presented in accordance with US Financial Accounting Standard 95 are as follows:

1. Under UK GAAP, net cash flow from operating activities is determined before considering cash flows from (a) returns on investments and servicing of finance and (b) taxes paid. Under US GAAP, net cash flow from operating activities is determined after these items.

2. Under UK GAAP, capital expenditure is classified separately while under US GAAP, it is classified as an investing activity.

3. Under UK GAAP, dividends are classified separately while under US GAAP, dividends are classified as financing activities.

(F)      Comprehensive Income

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, was issued in June 1997 and is effective for fiscal years beginning after December 15, 1997. This statement requires that all items that are to be required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. In addition to the
(loss)/profit   attributable   to  ordinary   shareholders   shown  below,  the
Comprehensive Statements of Income includes exchange losses arising on consolidation of (pound)59,000 in the year ended 31 March 1998 and exchange gains of (pound)161,000 in the year ended 31 March 1997.

Effects on Net Earnings of Differences between US GAAP and UK GAAP

                                                                      Year Ended                   Year Ended
                                                                      31 March 98                  31 March 97
                                                                   (pound)'000                  (pound)'000
                                                                  -----------------            -----------------

(Loss)/profit attributable to ordinary
      shareholders in accordance with UK GAAP                             (2,422)                       4,141

US GAAP adjustments:

               Goodwill amortisation                                        (973)                        (967)
               Loss on disposal of discontinued operation                    876                            0
               Share options                                                 (86)                         (23)
                                                                        --------                       ------

Net (loss)/profit attributable to ordinary
      shareholders in accordance with US GAAP                             (2,605)                       3,151
                                                                        ========                       ======

Basic (loss)/income per ordinary share under US GAAP                      (9.1)p                        10.4p
                                                                        ========                       ======
Basic profit per ordinary share from continuing
operations under US GAAP                                                   11.3p                         9.8p
                                                                        ========                       ======
Diluted (loss)/profit per ordinary share under US GAAP                    (9.1)p                        10.3p
                                                                        ========                       ======
Diluted income per ordinary share from continuing operations
      under US GAAP                                                       11.2p                          9.7p
                                                                        ========                       ======

Cumulative Effect on Equity Shareholders' Funds of Differences Between US GAAP and UK GAAP

                                                                         As at                        As at
                                                                      31 March 98                  31 March 97
                                                                   (pound)'000                  (pound)'000
                                                                  -----------------            -----------------
Equity shareholders' funds in accordance
      with UK GAAP                                                        10,486                       12,616

US GAAP adjustments:
               Unamortised goodwill                                       11,514                       16,266
               Ordinary dividends                                            681                          665
                                                                       ---------                     --------

Equity shareholders' funds in accordance  with US GAAP                    22,681                       29,547
                                                                       =========                     ========



Reconciliation of Cash Flow Statement of Differences Between US GAAP and UK GAAP

                                                                      Year Ended                   Year Ended
                                                                      31 March 98                  31 March 97
                                                                    (pound)'000                     (pound)'000
                                                                  -----------------            -----------------

Net cash inflow from operating activities                                  4,044                        5,002
Net cash outflow from investing activities                                (1,013)                        (375)
Net cash outflow from financing activities                                (4,386)                      (1,394)
                                                                          ------                       ------
Net (decrease)/increase in cash and cash equivalents
      under US GAAP                                                       (1,355)                       3,233
                                                                          ======                       ======
Net (decrease)/increase in cash and cash equivalents
      under UK GAAP                                                       (1,355)                       3,233
                                                                          ======                       ======


                    INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED
                                     FINANCIAL STATEMENTS

     The following pro forma condensed combined financial statements have been prepared from the historical financial statements of Day Runner and Filofax. As of Decemeber 26, 1998, Day Runner acquired all of the outstanding shares of stock of Filofax for $84,984,000 in cash and $2,438,000 of Loan Notes. This acquisition will be accounted for under the purchase method of accounting. The acquisition cost will be allocated among the net assets of Filofax based upon their estimated fair market values. However, this allocation process has not yet been completed. Accordingly, the excess purchase price over Filofax's net book values is presented as a separate caption in the pro forma condensed combined balance sheet.

         The operations of Filofax for the twelve months ended March 31, 1998 have been combined with Day Runner's operations for the fiscal year ended June 30, 1998 and the operations for the three months ended September 30, 1998 have been combined with Day Runner's operations for the three months ended September 30, 1998. The following pro forma condensed combined financial statements of Filofax for the twelve months ended March 31, 1998 and the operations for the three months ended September 30, 1998 reflect the adjustments necessary to present the financial statements in accordance with US Generally Accepted Accounting Principles. The pro forma condensed combined statements of income give effect to the combination as if it had occurred on July 1, 1997. The pro forma condensed combined balance sheet gives effect to the combination as if it had occurred on September 30, 1998. The pro forma adjustments described in the accompanying notes reflect preliminary estimates and assumptions that management believes are reasonable in the circumstances. The historical balance sheet of Filofax has been converted from Pound Sterling to US Dollars using an exchange rate of 1.6994 (the exchange rate as of September 30, 1998). The historical statements of income of Filofax have been converted from Pound Sterling to US Dollars using the average exchange rate during the period (1.6516 for the fiscal year ended June 30, 1998 and 1.6620 for the quarter ended September 30, 1998).

         The pro forma condensed combined financial statements are not necessarily indicative of what the financial position or results of operations would have been if the combination had occurred on the above-mentioned dates. Additionally, they are not indicative of future results of operations or financial position. The pro forma condensed combined financial statements should be read in conjunction with Day Runner's historical consolidated financial statements, and notes thereto, which are included in the Company's Annual Report on Form 10-K along with Filofax's financial statements for the year ended March 31, 1998 included herein.



                                       Day Runner, Inc.
                     Unaudited Pro Forma Condensed Combined Balance Sheet
                                      September 30, 1998
                                    (dollars in thousands)

                                                             Day Runner        Filofax         Pro Forma       Pro Forma
                                                             Historical     Historical      Adjustments(1)     Combined
                                                             ----------     ----------      --------------     --------
ASSETS:
   Cash and cash equivalents................................  $   1,449                      $ (1,200)(2)           249
   Accounts receivable, net.................................     34,373      $  15,684                           50,057
   Inventories..............................................     41,665         14,707                           56,372
   Prepaid expenses and other current assets................     10,636          1,613                           12,249
   Property and equipment, net..............................     13,857          3,830                           17,687
   Intangibles and other assets.............................      9,620         19,211           60,747(1)(2)    89,578
                                                              ---------      ---------         --------        --------
       Total................................................  $ 111,600      $  55,045         $ 59,547        $226,192
                                                              =========      =========         ========        ========
LIABILITIES:
   Lines of credit..........................................  $   1,943      $   7,379                            9,322
   Accounts payable.........................................     11,913          7,653                           19,566
   Accrued expenses and other liabilities...................     18,828          5,296                           24,124
   Income taxes payable.....................................        355          3,842                            4,197
   Long-term debt...........................................          6                          90,422(3)       90,428
                                                              ---------      ---------         --------       ---------
       Total................................................     33,045         24,170           90,422         147,637
                                                              ---------      ---------         --------       ---------


STOCKHOLDERS' EQUITY:
   Preferred stock..........................................
   Common stock.............................................         14          2,228           (2,228)             14
   Additional paid-in capital...............................     34,448            806             (806)         34,448
   Retained earnings........................................     70,096         33,325          (33,325)         70,096
   Cumulative translation adjustment........................        376                                             376
   Treasury stock...........................................    (26,379)        (5,484)           5,484         (26,379)
                                                              ---------      ---------         --------       ---------
       Total stockholders' equity...........................     78,555         30,875          (30,875)(1)      78,555
                                                              ---------      ---------         --------       ---------
     Total................................................    $ 111,600      $  55,045         $ 57,109         226,192
                                                              =========      =========         ========       =========



                                       Day Runner, Inc.
                 Unaudited Pro Forma Condensed Combined Statements of Income
                                    (dollars in thousands)

                                                                           Fiscal Year Ended June 30, 1998
                                                              --------------------------------------------------------------
                                                              Day Runner       Filofax
                                                              Historical     Historical       Pro Forma        Pro Forma
                                                               6/30/98         3/31/98       Adjustments       Combined
                                                              ----------     ---------       -----------       ---------

Net sales...................................................  $ 167,841      $  62,214                          230,055
Cost of goods sold..........................................     80,663         28,381                          109,044
                                                              ---------      ---------                        ---------
Gross profit................................................     87,178         33,833                          121,011
Operating expenses..........................................     61,609         24,062         $   1,018(4)      86,689
                                                              ---------      ---------         ---------      ----------
Income from operations......................................     25,569          9,771            (1,018)        34,322
Net interest (income) expense...............................       (172)            12             7,271(5)       7,111
                                                              ---------      ---------         ---------      ----------
Income before provision for income taxes....................     25,741          9,759            (8,289)        27,211
Provision for income taxes..................................      9,833          2,924            (2,417)(6)     10,340
                                                              ---------      ---------         ----------    ----------
Income from continuing operations...........................  $  15,908      $   6,835         $  (5,872)     $  16,871
                                                              =========      =========         ==========    ==========

Earnings per common share:
       Basic................................................  $   1.38                                             1.46
                                                              ========                                         ========
       Diluted..............................................  $   1.27                                         $   1.35
                                                              ========                                         =========
Weighted average number of common shares outstanding:
       Basic................................................    11,533                                           11,533
                                                             =========                                         =========
       Diluted..............................................    12,523                                           12,523
                                                             =========                                         =========
                             See accompanying notes






                                                                          Quarter Ended September 30, 1998
                                                                          ---------------------------------
                                                               Day Runner     Filofax
                                                               Historical    Historical       Pro Forma        Pro Forma
                                                                 9/30/98       9/30/98       Adjustments       Combined
                                                              ----------     ----------      -----------      -----------
Net sales...................................................  $  47,731      $  18,800                           66,531
Cost of goods sold..........................................     22,680          8,263                           30,943
                                                              ---------      ---------                        ---------
Gross profit................................................     25,051         10,537                           35,588
Operating expenses..........................................     16,922          6,469         $     255(4)      23,646
                                                              ---------      ---------         ---------      ---------
Income from operations......................................      8,129          4,068              (255)        11,942
Net interest (income) expense...............................         33            (15)            1,818(5)       1,836
                                                              ---------      ---------         ---------      ---------
Income before provision for income taxes....................      8,096          4,083            (2,073)        10,106
Provision for income taxes..................................      3,076          1,227              (463)(6)      3,840
                                                              ---------      ---------         ---------      ---------
Income from continuing operations...........................  $   5,020      $   2,856         $  (1,609)     $   6,266
                                                              =========      =========         =========      ==========

Earnings per common share:
       Basic................................................  $   0.42                                        $    0.53
                                                              ========                                        =========
       Diluted..............................................  $   0.40                                        $    0.50
                                                              ========                                        =========
Weighted average number of common shares outstanding:
       Basic................................................     11,931                                          11,931
                                                              =========                                       =========
       Diluted..............................................     12,656                                          12,656
                                                              =========                                       =========






                                        See accompanying notes


                                       DAY RUNNER, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     (1) The unaudited pro forma condensed combined financial statements give effect to the acquisition of Filofax (the "Acquisition")and the Loan Agreement.The Acquisition will be accounted for under the purchase method of accounting. The purchase price consists of approximately $84,984,000 of cash, $2,438,000 of Loan Notes and approximately $3,000,000 of estimated transaction fees and expenses and will be allocated to Filofax's assets and liabilities based on their fair values as of the closing date. An allocation of the purchase price has not yet been performed; however, the following sets forth certain preliminary allocations:

         Purchase price                                                             $  90,422,000
         Net assets acquired at historical amounts (shareholders' equity
            at September 30, 1998)                                                     30,875,000
                                                                                    -------------
         Estimated excess of purchase price over net assets acquired                 $ 59,547,000
                                                                                    =============

         Estimated excess of purchase price over net assets acquired                $  59,547,000
         Plus goodwill included in Filofax's net assets acquired                       19,211,000
                                                                                    -------------
         Total pro forma combined goodwill resulting from  the Acquisition          $  78,758,000
                                                                                    =============

(2) The following represents the value attributable to intangibles and other assets resulting from the Acquisition:

         Excess of purchase price over net assets acquired related to the
           Acquisition                                                              $  59,547,000
         Deferred financing fees related to the Loan Agreement                          1,200,000
                                                                                    -------------
         Total intangibles and other assets                                         $  60,747,000
                                                                                    =============

(3) To record the debt incurred on the Acquisition as follows:

         Purchase of Filofax stock                                                  $  87,422,000
         Transaction fees                                                               3,000,000
                                                                                    -------------
         Total debt                                                                 $  90,422,000
                                                                                    =============

(4) To record amortization of the goodwill that arose from the Acquisition over the estimated useful life of 30 years, net of Filofax's historical goodwill amortization as follows:

         Total pro forma combined goodwill resulting from the Acquisiiton           $  78,758,000
         Life                                                                                  30
                                                                                    -------------
         Total pro forma goodwill amortization                                          2,625,000
         Less Filofax's historical goodwill amortization                                1,607,000
                                                                                    -------------
         Pro forma goodwill amortization adjustments                                $   1,018,000
                                                                                    =============


(5) To record interest expense on bank borrowings incurred in connection with the Acquisition and the amortization of the deferred financing fees ($1,200,000 in deferred financing fees amortized over the seven-year term of the Loan Agreement). The estimated effective rates used were based on the weighted-average of the applicable rates in effect during fiscal year ended June 30, 1998 and the quarter ended September 30, 1998. The effects of a 0.125% change in interest rates would be approximately $100,000 for the fiscal year ended June 30, 1998 and approximately $25,000 for the quarter ended September 30, 1998.

(6) To provide for income taxes on pro forma adjustments and Filofax's earnings at an estimated combined effective tax rate of 38%.

(7) Nonrecurring charges resulting from this transaction are estimated to be $1,600,000 and have not been reflected in the unaudited pro forma condensed combined statements of income presented herein. These costs will be expensed as incurred during the 12 months succeeding the Acquisition.